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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
Security Capital Group Incorporated:

  We consent to the incorporation by reference in this registration statement on Form S-8 of Security Capital Group Incorporated related to the Security Capital Realty Investors Incorporated 1991 Option Plan B of our report dated January 29, 1997, except as to Note 13, which is as of March 10, 1997, relating to the balance sheets of Security Capital Pacific Trust as of December 31, 1996 and 1995, the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule as of December 31, 1996, included herein, and to the reference to our firm under the heading "Experts".

                                          KPMG Peat Marwick LLP
                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
October 21, 1997